Exhibit 5.1

[PERKINS COIE LLP LETTERHEAD]

October 9, 2007

Esterline Technologies Corporation

500 108th Avenue NE

Bellevue, Washington 98004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Esterline Technologies Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder (“Rules”) of a registration statement on Form S-3 pursuant to Rule 462(b) (the “Registration Statement”), for the registration of the sale from time to time of up to $37,000,000 aggregate offering price of:

(a)	shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”),

(b)	debt securities of the Company, which may be either debt securities (the “Debt Securities”) or convertible debt securities (the “Convertible Debt Securities”),

(c)	stock purchase contracts for the purchase of Common Stock of the Company (“Stock Purchase Contracts”), and

(d)	stock purchase units consisting of one or more Stock Purchase Contracts and either Debt Securities, Convertible Debt Securities or debt obligations of third parties or any combination of such securities (“Stock Purchase Units”).

The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

The Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the “Indenture”) to be entered into between the Company and a trustee thereunder (the “Debt Trustee”) in substantially the form filed as an exhibit to the Registration Statement. The Convertible Debt Securities will be issued in one or more series pursuant to a convertible debt indenture (together with any supplemental indentures, the “Convertible Debt Indenture”) to be entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in substantially the form filed as an

October 9, 2007

exhibit to the Registration Statement. The Stock Purchase Contracts will be issued pursuant to one or more stock purchase agreements (each a “Stock Purchase Contract Agreement”) to be entered into among the Company and a financial institution identified therein as purchase contract agent (the “Purchase Contract Agent”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein. The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into among the Company and a financial institution identified therein as purchase unit agent (the “Purchase Unit Agent”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

In our capacity as counsel to the Company we have examined (a) the Registration Statement, (b) the form of Debt Indenture to be filed as an exhibit to the Registration Statement, (c) the form of Convertible Debt Indenture to be filed as an exhibit to the Registration Statement, and (d) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and such other documents, agreements and instruments. For purposes of the opinions expressed below, we also assume (a) that the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act and (b) with respect to the opinions in Paragraphs 2 and 4 below, compliance by the Company and the Trustee with the terms and conditions of the Debt Indenture or the Convertible Debt Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such Indenture.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement relating thereto, will be duly and validly issued, fully paid and nonassessable.

2.	When the Debt Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Debt Trustee, the Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.

When (a) the Debt Securities have been duly authorized, (b) the final terms of the Debt Securities have been duly established and approved, and (c) the Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the Debt Indenture and delivered to and paid for by the

October 9, 2007

purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Debt Indenture.

4.	When the Convertible Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Convertible Trustee, the Convertible Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	When (a) the Convertible Debt Securities have been duly authorized, (b) the final terms of the Convertible Debt Securities have been duly established and approved, and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Trustee in accordance with the Convertible Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement relating thereto, the Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Convertible Indenture.

6.	When the Stock Purchase Contract Agreement as contemplated by the Registration Statement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Purchase Contract Agent, the Stock Purchase Contract Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.	When (a) the Stock Purchase Contracts have been duly authorized, (b) the terms of the Stock Purchase Contracts have been duly established and approved, and (c) the Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated in accordance with the Stock Purchase Contract Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement relating thereto, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

8.

When the Stock Purchase Unit Agreement as contemplated by the Registration Statement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Purchase Unit Agent, the Stock Purchase Unit Agreement will constitute a valid and legally binding

October 9, 2007

obligation of the Company, enforceable against the Company in accordance with its terms.

9.	When (a) the Stock Purchase Units have been duly authorized, (b) the terms of the Stock Purchase Units have been duly established and approved, and (c) the Stock Purchase Units have been duly executed by the Company and countersigned or authenticated in accordance with the Stock Purchase Unit Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, and any prospectus supplement relating thereto, the Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinions expressed above are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b. We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

c. We are qualified to practice law in the State of Washington and do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus supplement or prospectus made part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP